Exhibit 99.1

STEAK N SHAKE SPECIAL COMMITTEE COMMENTS ON STRATEGIC PROCESS

INDIANAPOLIS, IN – February 21, 2008 – The Steak n Shake Company (NYSE: SNS - News) today provided an update on the activities of the Special Committee of independent directors which was formed to advise the Board with respect to developing the strategic plan and examining potential business opportunities for the Company as part of a plan seeking to maximize shareholder value.

The Committee analyzed the potential outcome of various alternative future scenarios and has determined that, at this time, the best opportunity for the Company is to focus on its strategic plan of pursuing an operational turnaround and improving unit economics.

As part of the process, the Committee analyzed whether shareholder value could be enhanced through a sale of the Company. None of the offers received to date as part of this process reflect what the Committee or Board believes is the full underlying value of the Company.  The Committee believes that this process is being adversely affected by unfavorable trends in the casual dining segment of the restaurant industry, the Company’s recent disappointing operating performance and volatility in the financial markets.  The Committee continues to receive inquiries from interested parties.  There can be no assurance that these inquiries will result in an offer that the Committee and Board could recommend to shareholders.

“We remain confident in the long-term future of Steak n Shake as we focus our attention on continuing our turnaround plan and hiring a permanent Chief Executive Officer,” said Alan Gilman, Interim President and Chief Executive Officer. “We are cautiously optimistic about the early results from our initiatives designed to drive same store sales improvement.  In particular, we are seeing positive traction from our STEAKBURGER™ promotion which has been running since the beginning of February, featuring one of our best-selling sandwiches at a compelling price point, designed to communicate a value message and drive incremental guest traffic.  We continue to intensify our efforts on improving store level execution.  While this process takes time, it is especially important in the current environment and is fundamental to driving consistent visits from our loyal customers and to the long-term success of Steak n Shake.”

About Steak n Shake
Steak n Shake is a full service, casual dining restaurant serving a core menu of its famous STEAKBURGER™ sandwiches, thin ‘n crispy french fries, old fashioned hand-dipped milk shakes, chili, home style soups, fresh salads, a variety of desserts and breakfast.  All of the food is prepared to the guest’s order and served by friendly, well-trained associates.  Steak n Shake restaurants feature full-service dining areas, counter service and drive-thru windows and are open 24 hours a day, seven days a week.

Risks Associated with Forward-Looking Statements

This press release contains forward-looking statements regarding possible transactions by the Company. The Company cautions its stockholders and others considering trading in its securities that there can be no assurance that any transaction will be approved or completed. Actual events may differ materially from the statements included in this press release. The Company does not intend to update publicly any forward-looking statements, except as required by law.

Certain statements contained in this press release represent forward- looking statements. In general, forward-looking statements include estimates of future revenues, cash flows, capital expenditures, or other financial items, and assumptions underlying any of the foregoing. Forward-looking statements reflect management's current expectations regarding future events and use words such as "anticipate", "believe", "expect", "may", "will", and other similar terminology. These statements speak only as of the date they were made and involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements. Several factors, many beyond our control, could cause actual results to differ significantly from our expectations, such as the following: the effectiveness of our planned expansion; the poor performance or closing of even a small number of restaurants; our ability to attract and retain guests; changes in guest preferences, tastes and dietary habits; minimum wage rates; the availability and cost of qualified personnel; fluctuations in food commodity prices and the availability of food commodities; harsh weather conditions; unfavorable publicity relating to food safety or food borne illness; our ability to comply with existing and future governmental regulations; our ability to adequately protect our trademarks, service marks, and other components of our brand; and the other risks identified in the periodic reports we file with the SEC. Additional risks and uncertainties not currently known to us or that are currently deemed immaterial may also become important factors that may harm our business, financial condition, results of operations or cash flows. We assume no obligation to update forward-looking statements except as required in our periodic reports.

Contact:                      Jeffrey A. Blade
Senior Vice President & CFO
Finance and Investor Relations
www.steaknshake.com
(317)-633-4100